UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 3, 2010

Toreador Resources Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-02517	75-0991164
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Toreador Holding SAS
9 rue Scribe
Paris, France	75009
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  33 1 47 03 34 24

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2010 Annual Meeting of Stockholders of Toreador Resources Corporation (the “Company”), the stockholders of the Company approved Amendment No. 4 (the “Plan Amendment”) to the Toreador 2005 Long-Term Incentive Plan (the “Plan”), which increased the authorized number of shares of Company common stock available under the Plan from 1,750,000 shares to 3,250,000 shares.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Upon receipt of stockholder approval at the 2010 Annual Meeting of Stockholders, the Company amended its Restated Certificate of Incorporation to increase the number of authorized shares of its common stock from 30 million to 50 million.  The amendment became effective upon filing of the Company’s Amendment of the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on June 7, 2010.  The foregoing description of the amendment is qualified in its entirety by the full text of the amendment, which is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Item 5.07  Submission of Matters to a Vote of Security Holders

The 2010 Annual Meeting of Stockholders of the Company was held on June 3, 2010.  Matters submitted to the stockholders and voted upon at the meeting, which are more fully described in the Company’s proxy statement, were: (1) election of seven members to the Board of Directors of the Company; (2) approval of an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 30 million shares to 50 million shares; and (3) approval of the Plan Amendment.  The stockholders approved each of the proposals.

The table below shows the votes cast for, against or withheld, as well as the number of abstention and broker non-votes, as to each proposal, including a separate tabulation with respect to each nominee for director.

	Votes
(1) Election of Directors	For	Withheld	Broker Non- Votes
Julien Balkany	9,100,003	855,879	9,306,072
Bernard de Combret	8,852,944	1,102,938	9,306,072
Peter Hill	8,833,277	1,122,605	9,306,072
Adam Kroloff	8,935,444	1,020,438	9,306,072
Craig McKenzie	9,275,960	679,922	9,306,072
Ian Vann	8,934,674	1,021,208	9,306,072
Herbert Williamson	9,090,204	865,678	9,306,072

(2) Amendment to	Votes
Restated Certificate of Incorporation	For	Against	Abtain	Broker Non- Votes
	17,066,053	2,073,320	122,581

(3) Amendment to 2005	Votes
Long-Term Incentive Plan	For	Against	Abtain	Broker Non- Votes
	6,741,333	3,138,771	75,778	9,306,072

Item 7.01.  Regulation FD Disclosure.

On June 3, 2010 the Company issued a press release recapping its progress and growth initiatives, and on June 4, 2010, the Company issued a press release announcing the results of the Annual Meeting of Stockholders.  Copies of the press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated by reference herein.

Pursuant to General Instruction B.2 of Form 8-K, the information contained in Item 7.01 of this Form 8-K, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, and shall not be deemed incorporated by reference into any filing by the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to the Restated Certificate of Incorporation.

99.1	Press Release, dated June 3, 2010.

99.2	Press Release, dated June 4, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TOREADOR RESOURCES CORPORATION

Date: June 7, 2010	By:	/s/ Craig M. McKenzie
Craig M. McKenzie
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment to the Restated Certificate of Incorporation.

99.1	Press Release, dated June 3, 2010.

99.2	Press Release, dated June 4, 2010.